LETTER OF RESIGNATION

Date: August 22, 2025

From:
Name: James Jianhua Shu
Nationality: Canadian
Email: jamesjhs@hotmail.com

To:
Board of Directors
Summit Networks Inc.

Please accept this letter as formal notification of my resignation from my position as Independent Director of Summit Networks Inc., as my term of office has come to completion.

It has been an honor to serve on the Board, and I am grateful for the opportunity to contribute to the Company. If I can be of assistance during this transition, please do not hesitate to let me know.

Sincerely,

James Jianhua Shu